Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amended Registration Statement on Form S-3 of our report dated June 27, 2023 relating to the financial statements of Air T, Inc., appearing in the Annual Report on Form 10-K/A of Air T, Inc. for the year ended March 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

May 10, 2024